Exhibit 3.70

CERTIFICATE OF AMENDEMENT OF ARTICLES OF INCORPORATION

(After issuance of Stock)

MORRISON KNUDSEN INVESTMENTS, INC.

Name of Corporation

We the undersigned	Ronald N. Tutor		and	William B. Sparks	of
	President or Vice President			Secretary or Assistant Secretary

	Morrison Knudsen Investments, Inc.	do hereby certify:
Name of Corporation

That the Board of Directors of said corporation at a meeting duly convened, held on the 28th day of December, 1995, adopted a resolution to amend the original articles as follows:

Article        is hereby amended to read as follows:

The name of the corporation shall be and hereby is changed from Morrison-Knudsen Investments, Inc., to the following:

TUTOR INVESTMENTS, INC.

The number of shares of the corporation outstanding and entitled to vote on an amendment of the Articles of Incorporation is 15,000,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/Ronald N. Tutor
President
RONALD N. TUTOR

/s/William B. Sparks
Secretary
WILLIAM B. SPARKS